Exhibit 99.1

News Release United Airlines Worldwide Media Relations 872.825.8640 media.relations@united.com

United Airlines Announces First-Quarter Financial Results: Continues to See Strong Demand for Air Travel

Generated record high quarterly operating cash flow of over $3 billion

Achieved the lowest mainline flight and seat cancellation rates of any U.S. airline despite having the most flights impacted by weather

Q2 adjusted diluted EPS1 target of $3.50 to $4.00; reiterating full-year adjusted diluted EPS1 target of $10 to $12

Seeing strong international demand in Q2; international expansion twice the rate of domestic

Cost trajectory on track for full-year flat CASM-ex2 target

CHICAGO, April. 18, 2023 – United Airlines (UAL) today reported first-quarter 2023 financial results. The company reported a $256 million pre-tax loss, consistent with expectations provided in March. The company grew total operating revenue by 51.1% compared to first quarter 2022 and total revenue per available seat mile (TRASM) by 22.5%. Cost per available seat mile (CASM) increased 4.0%, while CASM-ex2 came in at down 0.1%, better than guidance due to strong operational reliability that produced available seat miles (ASMs) 23.4% higher than the first quarter of 2022. The company remains confident in the 2023 United Next adjusted diluted earnings per share1 target of $10 to $12.
"I am extremely proud of the United team's performance during the first quarter of 2023. Our industry-leading operational performance contributed to an all-time high operating cash flow in the first quarter and keeps us on track to achieve our cost targets for the full year," said United Airlines CEO Scott Kirby. "We are watching the macroeconomic risks carefully, but demand remains strong, especially
1 Adjusted diluted earnings per share is a measure that is not calculated in accordance with accounting principles generally accepted in the United States of America ("GAAP") and excludes operating and non-operating special charges (credits) and unrealized (gains) losses on investments, net. We are not providing a target for or a reconciliation to diluted earnings per share, the most directly comparable GAAP measure, because we are unable to predict the excluded items noted above contained in the GAAP measure without unreasonable efforts, and therefore we also are not able to predict the probable significance of such items. For additional information about the non-GAAP measures used in this press release, see "Non-GAAP Financial Information" below.
2 CASM-ex (adjusted cost or operating expense per available seat mile) is a non-GAAP financial measure that is calculated as cost or operating expense per available seat mile ("CASM") excluding fuel expense, profit sharing, third-party business expenses and special charges (credits). We are not providing a target for or a reconciliation to CASM, the most directly comparable GAAP measure, because we are unable to predict the excluded items noted above contained in the GAAP measure without unreasonable efforts, and therefore we also are not able to determine the probable significance of such items. Please reference the investor update filed on April 18, 2023 for further details on this metric. For additional information about the non-GAAP measures used in this press release, see "Non-GAAP Financial Information" below.

United Airlines Third Quarter Financial Results Solidly Beat Expectations
internationally, where we are growing at twice the domestic rate. We expect all of these factors will keep us on track to achieve our full-year adjusted diluted EPS1 target."

United Airlines Reports First-Quarter 2023 Results
First-Quarter Financial Results
•Net loss of $194 million, adjusted net loss3 of $207 million.
•Capacity up 23.4% compared to first-quarter 2022.
•Total operating revenue of $11.4 billion, up 51.1% compared to first-quarter 2022.
•TRASM up 22.5% compared to first-quarter 2022.
•CASM up 4.0%, and CASM-ex2 down 0.1%, compared to first-quarter 2022.
•Diluted loss per share of $0.59, adjusted diluted loss per share1 of $0.63.
•Average fuel price per gallon of $3.33.
•Reduced adjusted total debt3 by $4.6 billion in the last 12 months.
Key Highlights
•United reached a tentative agreement with the International Association of Machinists & Aerospace Workers (IAM) for a new, industry-leading contract for our nearly 30,000 IAM-represented employees. Voting is expected to complete in early May.
•Today announced the largest South Pacific network expansion ever to and from the continental U.S., including the first non-stop flight between San Francisco and Christchurch (subject to government approval). With 66 flights between the United States and Australia/New Zealand every week, United will operate nearly 40% more flights from the United States to Australia and New Zealand next northern winter versus last year.
•Launched the United Airlines Ventures Sustainable Flight FundSM, a first-of-its-kind investment vehicle designed to support start-ups focused on decarbonizing air travel by accelerating the research, production and technologies associated with sustainable aviation fuel.
•Opened expanded and newly renovated global Inflight Training Center in Houston, Texas – the $32 million expansion project more than doubles the available training space and supports the airline's plan to hire and train a total of 15,000 people in 2023, including 4,000 flight attendants.
•United announced a new industry-leading family seating policy enabled by dynamic seat map technology that makes it easier for children under 12 to sit next to an adult – since launch United enabled almost 50,000 more families to sit with their children.
•United collaborated with Sesame Workshop to announce Oscar the Grouch as its first Chief Trash Officer as he and the airline celebrate his love of rubbish. United's campaign is designed to promote the expected benefit of using sustainable aviation fuel more broadly.
Operational Performance
•Achieved the lowest first quarter seat cancel rate (1.09%) since the first quarter of 2012, leading the U.S. industry despite the greater impact of weather on United than any other airline.
3 For additional information about the non-GAAP measures used in this press release, see “Non-GAAP Financial Information" below.

United Airlines Reports First-Quarter 2023 Results
•United flew the most mainline seats 413,000 in company history and most mainline flights 2,300 daily for the quarter.
•United finished first in on-time departures at O'Hare International Airport, Denver International Airport, Los Angeles International Airport, and George Bush Intercontinental Airport and second in on-time departures out of San Francisco International Airport and Dulles International Airport as well as at our international stations.
•Net Promoter Score (NPS) performance for clubs and inflight service satisfaction was at an all-time high for the quarter since the launch of the NPS survey in 2020.
Network
•Through an enhanced cross-border joint business agreement with Air Canada announced industry-leading capacity and new routes between Canada and the U.S. for summer 2023.
•Launched four new international routes between Dubai, United Arab Emirates, and Newark/New York and between Tokyo-Haneda, Japan, and Newark/New York, Los Angeles, and Washington D.C. Reintroduced four international routes not flown since the beginning of the pandemic – service between Tokyo-Narita, Japan and Denver, Osaka, Japan and San Francisco, Hong Kong, and San Francisco, and Managua, Nicaragua, and Houston.
•Resumed non-stop service between Shanghai and San Francisco, becoming the first U.S. airline to not require a technical stop between the U.S. and Shanghai since November 2020.
•Increased domestic premium seat capacity 25% versus first quarter 2019.
Customer Enhancements
•The new United ClubSM at O'Hare International Airport had a strong debut in January 2023 with stellar customer satisfaction scores.
•During the first quarter, over 1 million customers used United's "bag drop shortcut" which streamlines the bag-check process and is active at 38 airports.
•With the opening of the new Terminal A at Newark Liberty International Airport, added 12 gates for its operations and expects to have 17 total gates by the end of 2023.
Communities
•President Joe Biden announced his intent to appoint United President Brett Hart to the President's Export Council - the principal national advisory committee on international trade.
•Celebrated the graduation of United Aviate Academy's inaugural class of pilots, an important step towards training the next generation of talented, qualified, and motivated aviators.
•Announced a $5 million investment in algae-based fuel producer Viridos to turn microalgae into sustainable aviation fuel through the first new investment of its recently announced United Airlines Ventures Sustainable Flight Fund since its launch.

United Airlines Reports First-Quarter 2023 Results
•Announced a $15 million investment by United Airlines Ventures Sustainable Flight Fund (UAV) in carbon capture technology company Svante, that provides materials and technology as part of the value chain that has the potential to convert CO2 removed from the atmosphere and from industrial emission sources into sustainable aviation fuel.
•United Airlines, Tallgrass, and Green Plains Inc. announced a new joint venture – Blue Blade Energy – to develop and then commercialize a novel sustainable aviation fuel technology that uses ethanol as its feedstock.
•Nearly 4,000 hours were volunteered by more than 470 employees. More than 8.4 million miles donated by MileagePlus® members to more than 60 non-profit organizations.
•Launched our Miles on a MissionSM campaign to support Turkey and Syria earthquake relief, raising nearly 400,000 miles and $25,000 for Airlink, American Red Cross, and World Central Kitchen.
•Nearly 300 employees participated in Martin Luther King Jr. Day parades and volunteer activities across the company's network.
•Supported Sesame Workshop's Welcome Sesame initiative, delivering critically needed early childhood development opportunities to families affected by conflict and crisis.
•Led a Black History Month fundraising campaign – alongside Chase and Visa – for our cardmembers, supporting The Thurgood Marshall College Fund, The Leadership Conference Education Fund, The Legal Defense Fund, and The United Negro College Fund.

United Airlines Reports First-Quarter 2023 Results
Earnings Call
UAL will hold a conference call to discuss first quarter 2023 financial results, as well as its financial and operational outlook for second quarter 2023 and beyond, on Wednesday, April 19, at 9:30 a.m. CT/10:30 a.m. ET. A live, listen-only webcast of the conference call will be available at ir.united.com. The webcast will be available for replay within 24 hours of the conference call and then archived on the website for three months.

Outlook
This press release should be read in conjunction with the company's Investor Update issued in connection with this quarterly earnings announcement, which provides additional information on the company's business outlook (including certain financial and operational guidance) and is furnished with this press release with the U.S. Securities and Exchange Commission on a Current Report on Form 8-K. The Investor Update is also available at ir.united.com. Management will also discuss certain business outlook items during the quarterly earnings conference call.

The company's business outlook is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release. Please see the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

About United
United's shared purpose is "Connecting People. Uniting the World." From our U.S. hubs in Chicago, Denver, Houston, Los Angeles, New York/Newark, San Francisco and Washington, D.C., United operates the most comprehensive global route network among North American carriers. United is bringing back our customers' favorite destinations and adding new ones on its way to becoming the world's best airline. For more about how to join the United team, please visit www.united.com/careers and more information about the company is at www.united.com. United Airlines Holdings, Inc., the parent company of United Airlines, Inc., is traded on the Nasdaq under the symbol "UAL".

Website Information
We routinely post important news and information regarding United on our corporate website, www.united.com, and our investor relations website, ir.united.com. We use our investor relations website as a primary channel for disclosing key information to our investors, including the timing of future investor conferences and earnings calls, press releases and other information about financial performance, reports filed or furnished with the U.S. Securities and Exchange Commission, information on corporate governance and details related to our annual meeting of shareholders. We may use our investor relations website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. We may also use social media channels to communicate with our investors and the public about our company and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website or social media channels are not incorporated by reference into, and are not a part of, this document.

Cautionary Statement Regarding Forward-Looking Statements:
This press release and the related attachments and Investor Update (as well as the oral statements made with respect to information contained in this release and the attachments) contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to, among other things, goals, plans and projections regarding the company's financial position, results of operations, market position, capacity, fleet, product development, ESG targets and business strategy. Such forward-looking statements are based on historical performance and current expectations, estimates, forecasts and projections about the company's future financial results, goals, plans, commitments, strategies and objectives and involve inherent risks, assumptions and uncertainties, known or unknown, including

United Airlines Reports First-Quarter 2023 Results
internal or external factors that could delay, divert or change any of them, that are difficult to predict, may be beyond the company's control and could cause the company's future financial results, goals, plans, commitments, strategies and objectives to differ materially from those expressed in, or implied by, the statements. Words such as "should," "could," "would," "will," "may," "expects," "plans," "intends," "anticipates," "indicates," "remains," "believes," "estimates," "projects," "forecast," "guidance," "outlook," "goals," "targets," "pledge," "confident," "optimistic," "dedicated," "positioned" and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. All statements, other than those that relate solely to historical facts, are forward-looking statements.

Additionally, forward-looking statements include conditional statements and statements that identify uncertainties or trends, discuss the possible future effects of known trends or uncertainties, or that indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law or regulation.

Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: execution risks associated with our strategic operating plan; changes in our network strategy or other factors outside our control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into less favorable aircraft orders, as well as any inability to accept or integrate new aircraft into our fleet as planned; any failure to effectively manage, and receive anticipated benefits and returns from, acquisitions, divestitures, investments, joint ventures and other portfolio actions, or related exposures to unknown liabilities or other issues or underperformance as compared to our expectations; the adverse impacts of the ongoing COVID-19 pandemic on our business, operating results, financial condition and liquidity; adverse publicity, harm to our brand, reduced travel demand, potential tort liability and voluntary or mandatory operational restrictions as a result of an accident, catastrophe or incident involving us, our regional carriers, our codeshare partners or another airline; the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity, including as a result of alliances, joint business arrangements or other consolidations; our reliance on a limited number of suppliers to source a majority of our aircraft and certain parts, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers; disruptions to our regional network and United Express flights provided by third-party regional carriers; unfavorable economic and political conditions in the United States and globally (including inflationary pressures); reliance on third-party service providers and the impact of any significant failure of these parties to perform as expected, or interruptions in our relationships with these providers or their provision of services; extended interruptions or disruptions in service at major airports where we operate and space, facility and infrastructure constrains at our hubs or other airports; geopolitical conflict, terrorist attacks or security events; any damage to our reputation or brand image; our reliance on technology and automated systems to operate our business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, the technology or systems; increasing privacy and data security obligations or a significant data breach; increased use of social media platforms by us, our employees and others; the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions or regulatory compliance costs on our operations; any failure to attract, train or retain skilled personnel, including our senior management team or other key employees; the monetary and operational costs of compliance with extensive government regulation of the airline industry; current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions; costs, liabilities and risks associated with environmental regulation and climate change, including our climate goals; high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel (including as a result of the Russia-Ukraine military conflict); the impacts of our significant amount of financial leverage from fixed obligations and the impacts of insufficient liquidity on our financial condition and business; failure to comply with financial and other covenants governing our debt, including our MileagePlus® financing agreements; the impacts of the proposed phaseout of the London interbank

United Airlines Reports First-Quarter 2023 Results
offer rate; limitations on our ability to use our net operating loss carryforwards and certain other tax attributes to offset future taxable income for U.S. federal income tax purposes; our failure to realize the full value of our intangible assets or our long-lived assets, causing us to record impairments; fluctuations in the price of our common stock; the impacts of seasonality, weather events, infrastructure and other factors associated with the airline industry; increases in insurance costs or inadequate insurance coverage and other risks and uncertainties set forth in Part I, Item 1A. Risk Factors, and under "Economic and Market Factors" in Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

Non-GAAP Financial Information:
In discussing financial results and guidance, the company refers to financial measures that are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP and are presented because management believes that they supplement or enhance management's, analysts' and investors' overall understanding of the company's underlying financial performance and trends and facilitate comparisons among current, past and future periods. Non-GAAP financial measures such as adjusted operating margin (which excludes special charges (credits)), CASM-ex (which excludes the impact of fuel expense, profit sharing, special charges and third-party expenses), adjusted pre-tax margin (which is calculated as pre-tax margin excluding operating and nonoperating special charges (credits) and unrealized (gains) losses on investments, net) and adjusted net income typically have exclusions or adjustments that include one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of past or future operating results. These items are excluded because the company believes they neither relate to the ordinary course of the company's business nor reflect the company's underlying business performance.

Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related GAAP financial measures presented in the press release and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in method and in the items being adjusted. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Please refer to the tables accompanying this release for a description of the non-GAAP adjustments and reconciliations of the historical non-GAAP financial measures used to the most comparable GAAP financial measure and related disclosures.

-tables attached-

United Airlines Reports First-Quarter 2023 Results
UNITED AIRLINES HOLDINGS, INC
STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

	Three Months Ended March 31,		% Increase/ (Decrease)
(In millions, except per share data)	2023	2022
Operating revenue:
Passenger revenue	$10,274	$6,348	61.8
Cargo	398	627	(36.5)
Other operating revenue	757	591	28.1
Total operating revenue	11,429	7,566	51.1

Operating expense:
Salaries and related costs	3,322	2,787	19.2
Aircraft fuel	3,174	2,230	42.3
Landing fees and other rent	717	612	17.2
Aircraft maintenance materials and outside repairs	702	407	72.5
Depreciation and amortization	655	611	7.2
Regional capacity purchase	615	565	8.8
Distribution expenses	403	226	78.3
Aircraft rent	56	61	(8.2)
Special charges (credits)	14	(8)	NM
Other operating expenses	1,814	1,451	25.0
Total operating expense	11,472	8,942	28.3

Operating loss	(43)	(1,376)	(96.9)

Nonoperating income (expense):
Interest expense	(486)	(424)	14.6
Interest income	170	5	NM
Interest capitalized	38	24	58.3
Unrealized gains on investments, net	24	—	NM
Miscellaneous, net	41	19	115.8
Total nonoperating expense, net	(213)	(376)	(43.4)

Loss before income taxes	(256)	(1,752)	(85.4)

Income tax benefit	(62)	(375)	(83.5)
Net loss	$(194)	$(1,377)	(85.9)

Diluted loss per share	$(0.59)	$(4.24)	(86.1)
Diluted weighted average shares	327.4	325.0	0.7

NM Not meaningful

United Airlines Reports First-Quarter 2023 Results
UNITED AIRLINES HOLDINGS, INC.
PASSENGER REVENUE INFORMATION AND STATISTICS

Information is as follows (in millions, except for percentage changes):

	1Q 2023 Passenger Revenue	Passenger Revenue vs. 1Q 2022	PRASM vs. 1Q 2022	Yield vs. 1Q 2022	Available Seat Miles vs. 1Q 2022	1Q 2023 Available Seat Miles ("ASMs")	1Q 2023 Revenue Passenger Miles ("RPMs")
Domestic	$6,485	43.8%	24.2%	18.9%	15.8%	38,516	31,176

Europe	1,260	129.1%	36.9%	20.1%	67.3%	10,177	7,213
Latin America	1,213	51.6%	63.3%	39.2%	(7.1%)	7,101	6,196
Pacific	962	323.8%	109.8%	(6.1)%	101.8%	7,152	5,603
Middle East/India/Africa	354	35.6%	33.3%	24.8%	1.7%	2,774	2,344
International	3,789	106.1%	51.6%	24.1%	36.0%	27,204	21,356

Consolidated	$10,274	61.8%	31.1%	19.1%	23.4%	65,720	52,532

Select operating statistics are as follows:

	Three Months Ended March 31,		% Increase/ (Decrease)
	2023	2022
Passengers (thousands) (a)	36,822	29,333	25.5
RPMs (millions) (b)	52,532	38,644	35.9
ASMs (millions) (c)	65,720	53,264	23.4
Passenger load factor: (d)
Consolidated	79.9%	72.6%	7.3	pts.
Domestic	80.9%	77.5%	3.4	pts.
International	78.5%	64.3%	14.2	pts.
Passenger revenue per available seat mile ("PRASM") (cents)	15.63	11.92	31.1
Total revenue per available seat mile ("TRASM") (cents)	17.39	14.20	22.5
Average yield per revenue passenger mile (cents) (e)	19.56	16.43	19.1
Cargo revenue ton miles (millions) (f)	731	791	(7.6)
Aircraft in fleet at end of period	1,337	1,343	(0.4)
Average stage length (miles) (g)	1,432	1,370	4.5
Employee headcount, as of March 31 (in thousands)	96.3	87.4	10.2
CASM (cents)	17.46	16.79	4.0
CASM-ex (cents) (h)	12.54	12.55	(0.1)
Average aircraft fuel price per gallon	$3.33	$2.88	15.6
Fuel gallons consumed (millions)	952	775	22.8
(a) The number of revenue passengers measured by each flight segment flown.
(b) The number of scheduled miles flown by revenue passengers.
(c) The number of seats available for passengers multiplied by the number of scheduled miles those seats are flown.
(d) RPMs divided by ASMs.
(e) The average passenger revenue received for each RPM flown.
(f) The number of cargo revenue tons transported multiplied by the number of miles flown.
(g) Average stage length equals the average distance a flight travels weighted for size of aircraft.
(h) CASM-ex is CASM less the impact of fuel expense, profit sharing, special charges and third-party expenses. See NON-GAAP FINANCIAL INFORMATION for a reconciliations of CASM-ex to CASM, the most comparable GAAP measure.

United Airlines Reports First-Quarter 2023 Results
UNITED AIRLINES HOLDINGS, INC.
NON-GAAP FINANCIAL INFORMATION
UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (GAAP) and non-GAAP financial measures, including adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), adjusted EBITDA margin, adjusted operating income (loss), adjusted operating expenses, adjusted operating margin, adjusted pre-tax income (loss), adjusted pre-tax margin, adjusted net income (loss), adjusted diluted earnings (loss) per share, CASM-ex, operating expenses excluding special charges, adjusted capital expenditures, free cash flow, and free cash flow, net of financings, among others. The non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP and are presented because management believes that they supplement or enhance management's, analysts' and investors' overall understanding of the company's underlying financial performance and trends and facilitate comparisons among current, past and future periods.

Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related GAAP financial measures presented in the press release and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in method and in the items being adjusted. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

The company does not provide a reconciliation of forward-looking measures where the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the company's control or cannot be reasonably predicted. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. See "Cautionary Statement Regarding Forward-Looking Statements" above.
The information below provides an explanation of certain adjustments reflected in the non-GAAP financial measures and shows a reconciliation of non-GAAP financial measures reported in this press release to the most directly comparable GAAP financial measures. Within the financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.
CASM is a common metric used in the airline industry to measure an airline's cost structure and efficiency. UAL reports CASM excluding special charges (credits), third-party business expenses, fuel expense and profit sharing. UAL believes that adjusting for special charges (credits) is useful to investors because special charges (credits) are not indicative of UAL's ongoing performance. UAL also believes that excluding third-party business expenses, such as maintenance, flight academy, ground handling and catering services for third parties, provides more meaningful disclosure because these expenses are not directly related to UAL's core business. UAL also believes that excluding fuel expense from certain measures is useful to investors because it provides an additional measure of management's performance excluding the effects of a significant cost item over which management has limited influence. UAL excludes profit sharing because it believes that this exclusion allows investors to better understand and analyze UAL's operating cost performance and provides a more meaningful comparison of our core operating costs to the airline industry (due to losses, profit sharing was zero for the periods presented).

	Three Months Ended March 31,		% Increase/ (Decrease)
	2023	2022
CASM (cents)
Cost per available seat mile (CASM) (GAAP)	17.46	16.79	4.0
Fuel expense	4.83	4.19	NM
Third-party business expenses	0.06	0.06	NM
Special charges (credits)	0.03	(0.01)	NM
CASM-ex (Non-GAAP)	12.54	12.55	(0.1)

United Airlines Reports First-Quarter 2023 Results
UNITED AIRLINES HOLDINGS, INC.
NON-GAAP FINANCIAL INFORMATION (Continued)
UAL also reports EBITDA excluding special charges (credits), nonoperating unrealized (gains) losses on investments, net, nonoperating debt extinguishment and modification fees and nonoperating special termination benefits. UAL believes that adjusting for these items is useful to investors because they are not indicative of UAL's ongoing performance.

Adjusted EBITDA	Three Months Ended March 31,
	2023	2022
Net loss	$(194)	$(1,377)
Adjusted for:
Depreciation and amortization	655	611
Interest expense, net of capitalized interest and interest income	278	395
Income tax benefit	(62)	(375)
Special charges (credits)	14	(8)
Nonoperating unrealized gains on investments, net	(24)	—
Nonoperating debt extinguishment and modification fees	—	7
Adjusted EBITDA	$667	$(747)
Adjusted EBITDA margin	5.8%	(9.9)%

UAL believes that adjusting capital expenditures for assets acquired through the issuance of debt, finance leases and other financial liabilities is useful to investors in order to appropriately reflect the total amounts spent on capital expenditures. UAL also believes that adjusting net cash provided by (used in) operating activities for capital expenditures, net of flight equipment purchase deposit returns, adjusted capital expenditures, and aircraft operating lease additions is useful to allow investors to evaluate the company's ability to generate cash that is available for debt service or general corporate initiatives.

	Three Months Ended March 31,
Capital Expenditures (in millions)	2023	2022
Capital expenditures, net of flight equipment purchase deposit returns (GAAP)	$1,843	$402
Property and equipment acquired through the issuance of debt, finance leases, and other financial liabilities	200	—
Adjusted capital expenditures (Non-GAAP)	$2,043	$402

Free Cash Flow (in millions)
Net cash provided by operating activities (GAAP)	$3,142	$1,476
Less capital expenditures, net of flight equipment purchase deposit returns	1,843	402
Free cash flow, net of financings (Non-GAAP)	$1,299	$1,074

Net cash provided by operating activities (GAAP)	$3,142	$1,476
Less adjusted capital expenditures (Non-GAAP)	2,043	402
Less aircraft operating lease additions	—	4
Free cash flow (Non-GAAP)	$1,099	$1,070

Adjusted total debt is a non-GAAP financial measure that includes current and long-term debt, operating lease obligations and finance lease obligations, current and noncurrent other financial liabilities and noncurrent pension and postretirement obligations. UAL provides adjusted total debt because we believe it provides useful supplemental information for assessing the company's debt and debt-like obligation profile.

	March 31,		Increase/ (Decrease)
Adjusted total debt (in millions)	2023	2022
Debt - current and noncurrent (GAAP)	$30,666	$32,659	$(1,993)
Operating lease obligations - current and noncurrent	5,179	5,681	(502)
Finance lease obligations - current and noncurrent	180	274	(94)
Pension and postretirement liabilities - noncurrent	1,436	2,915	(1,479)
Other financial liabilities - current and noncurrent	1,159	1,684	(525)
Adjusted total debt (Non-GAAP)	$38,620	$43,213	$(4,593)

United Airlines Reports First-Quarter 2023 Results
UNITED AIRLINES HOLDINGS, INC.
NON-GAAP FINANCIAL INFORMATION (Continued)

	Three Months Ended March 31,		% Increase/ (Decrease)
(in millions)	2023	2022
Operating expenses (GAAP)	$11,472	$8,942	28.3
Special charges (credits)	14	(8)	NM
Operating expenses, excluding special charges (credits)	11,458	8,950	28.0
Adjusted to exclude:
Third-party business expenses	41	34	20.6
Fuel expense	3,174	2,230	42.3
Adjusted operating expenses (Non-GAAP)	$8,243	$6,686	23.3
			#DIV/0!
Operating loss (GAAP)	$(43)	$(1,376)	(96.9)
Special charges (credits)	14	(8)	NM
Adjusted operating loss (Non-GAAP)	$(29)	$(1,384)	(97.9)

Operating margin	(0.4)%	(18.2)%	17.8 pts
Adjusted operating margin (Non-GAAP)	(0.3)%	(18.3)%	18.0 pts

Pre-tax loss (GAAP)	$(256)	$(1,752)	(85.4)
Adjusted to exclude:
Special charges (credits)	14	(8)	NM
Unrealized gains on investments, net	(24)	—	NM
Debt extinguishment and modification fees	—	7	NM
Adjusted pre-tax loss (Non-GAAP)	$(266)	$(1,753)	(84.8)

Pre-tax margin	(2.2)%	(23.2)%	21.0 pts.
Adjusted pre-tax margin (Non-GAAP)	(2.3)%	(23.2)%	20.9 pts.

Net loss (GAAP)	$(194)	$(1,377)	(85.9)
Adjusted to exclude:
Special charges (credits)	14	(8)	NM
Unrealized gains on investments, net	(24)	—	NM
Debt extinguishment and modification fees	—	7	NM
Income tax benefit on adjustments, net	(3)	—	NM
Adjusted net loss (Non-GAAP)	$(207)	$(1,378)	(85.0)

Diluted loss per share (GAAP)	$(0.59)	$(4.24)	(86.1)
Adjusted to exclude:
Special charges (credits)	0.04	(0.02)	NM
Unrealized gains on investments, net	(0.07)	—	NM
Debt extinguishment and modification fees	—	0.02	NM
Income tax benefit on adjustments, net	(0.01)	—	NM
Adjusted diluted loss per share (Non-GAAP)	$(0.63)	$(4.24)	(85.1)
NM Not Meaningful

United Airlines Reports First-Quarter 2023 Results
UNITED AIRLINES HOLDINGS, INC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In millions)	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$7,634	$7,166
Short-term investments	9,522	9,248
Restricted cash	173	45
Receivables, less allowance for credit losses (2023 — $12; 2022 — $11)	2,274	1,801
Aircraft fuel, spare parts and supplies, less obsolescence allowance (2023 — $629; 2022 — $610)	1,196	1,109
Prepaid expenses and other	787	689
Total current assets	21,586	20,058

Total operating property and equipment, net	35,837	34,448
Operating lease right-of-use assets	4,019	3,889
Other assets:
Goodwill	4,527	4,527
Intangibles, less accumulated amortization (2023 — $1,468; 2022 — $1,472)	2,753	2,762
Restricted cash	225	210
Deferred income taxes	159	91
Investments in affiliates and other, less allowance for credit losses (2023 — $17; 2022 — $21)	1,311	1,373
Total other assets	8,975	8,963
Total assets	$70,417	$67,358

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,858	$3,395
Accrued salaries and benefits	1,970	1,971
Advance ticket sales	10,158	7,555
Frequent flyer deferred revenue	2,832	2,693
Current maturities of long-term debt	3,206	2,911
Current maturities of operating leases	610	561
Current maturities of finance leases	75	104
Current maturities of other financial liabilities	29	23
Other	897	779
Total current liabilities	23,635	19,992
Long-term liabilities and deferred credits:
Long-term debt	27,460	28,283
Long-term obligations under operating leases	4,569	4,459
Long-term obligations under finance leases	105	115
Frequent flyer deferred revenue	4,028	3,982
Pension liability	778	747
Postretirement benefit liability	658	671
Other financial liabilities	1,130	844
Other	1,386	1,369
Total long-term liabilities and deferred credits	40,114	40,470
Total stockholders' equity	6,668	6,896
Total liabilities and stockholders' equity	$70,417	$67,358

United Airlines Reports First-Quarter 2023 Results
UNITED AIRLINES HOLDINGS, INC.
CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS (UNAUDITED)

(In millions)	Three Months Ended March 31,
	2023	2022
Cash Flows from Operating Activities:
Net cash provided by operating activities	$3,142	$1,476

Cash Flows from Investing Activities:
Capital expenditures, net of flight equipment purchase deposit returns	(1,843)	(402)
Purchases of short-term and other investments	(4,193)	(156)
Proceeds from sale of short-term and other investments	4,061	62
Proceeds from sale of property and equipment	1	66
Other, net	6	—
Net cash used in investing activities	(1,968)	(430)

Cash Flows from Financing Activities:
Proceeds from issuance of debt and other financing liabilities, net of discounts and fees	288	—
Payments of long-term debt, finance leases and other financing liabilities	(820)	(783)
Other, net	(31)	(73)
Net cash used in financing activities	(563)	(856)
Net increase in cash, cash equivalents and restricted cash	611	190
Cash, cash equivalents and restricted cash at beginning of the period	7,421	18,533
Cash, cash equivalents and restricted cash at end of the period	$8,032	$18,723

Investing and Financing Activities Not Affecting Cash:
Property and equipment acquired through the issuance of debt, finance leases and other	$200	$—
Right-of-use assets acquired through operating leases	295	68
Lease modifications and lease conversions	23	59
Investment interests received in exchange for goods and services	21	42

United Airlines Reports First-Quarter 2023 Results
UNITED AIRLINES HOLDINGS, INC.
NOTES (UNAUDITED)

Special charges (credits) and unrealized gains on investments, net include the following:

	Three Months Ended March 31,
(In millions)	2023	2022
Operating:
(Gains) losses on sale of assets and other special charges	$14	$(8)
Total operating special charges (credits)	14	(8)

Nonoperating:
Nonoperating unrealized gains on investments, net	(24)	—
Nonoperating debt extinguishment and modification fees	—	7
Total nonoperating special charges and unrealized gains on investments, net	(24)	7
Total operating and nonoperating special charges (credits) and unrealized gains on investments, net	(10)	(1)
Income tax benefit, net of valuation allowance	(3)	—
Total operating and non-operating special charges (credits) and unrealized gains on investments, net of income taxes	$(13)	$(1)

(Gains) losses on sale of assets and other special charges: During the three months ended March 31, 2023, the company recorded $14 million of net charges primarily comprised of accelerated depreciation related to certain of the company's assets that will be retired early and other gains and losses on the sale of assets.
During the three months ended March 31, 2022, the company recorded net gains of $8 million primarily related to sale-leaseback transactions and the sale of aircraft.
Nonoperating unrealized gains on investments, net: All amounts represent changes to the market value of equity investments.
Nonoperating debt extinguishment and modification fees: During the three months ended March 31, 2022, the company recorded $7 million of charges primarily related to the early redemption of $400 million of its outstanding principal amount of the 4.25% senior notes due 2022.
Effective tax rate:
The company's effective tax rates were as follows:

	Three Months Ended March 31,
	2023	2022
Effective tax rate	24.2%	21.4%
The provision for income taxes for the three months ended March 31, 2023 is based on the estimated annual effective tax rate, which represents a blend of federal, state and foreign taxes and includes the impact of certain nondeductible items. The provision for income taxes for the three months ended March 31, 2022 is calculated using a discrete effective tax rate method. We determined that applying an estimate of the annual effective tax rate to income or loss for the interim reporting period would not provide a reliable estimate for the three months ended March 31, 2022, since small changes in estimated income would have resulted in significant changes in the estimated annual effective tax rate.

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